                                                                   EXHIBIT 10.45



                           THIRD AMENDMENT TO AMENDED
                          AND RESTATED LEASE AGREEMENT

          THIS THIRD AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (this "Amendment") made as of the 31st day of January, 1997, by and between NEOSERV
(CO) QRS 10-13, INC., a Colorado corporation, and NEOSERV (CO) QRS 11-8, INC., a Colorado corporation (collectively. "Landlord"), and NEODATA SERVICES, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

          WHEREAS, Landlord and Tenant entered into a certain Amended and Restated Lease Agreement, dated as of June 8, 1994 (the "Original Lease");

          WHEREAS, the Original Lease has been amended pursuant to (a) that certain First Amendment to Amended and Restated Lease Agreement, dated as of December 13, 1994 (the "First Amendment") and (b) that certain Second Amendment to Amended and Restated Lease Agreement dated as of January 25, 1996 (the "Second Amendment") (the Original Lease, as amended by the First Amendment and the Second Amendment, being hereinafter referred to as the "Lease"); and

          WHEREAS, Landlord and Tenant have agreed to further amend the Lease as hereinafter set forth.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant covenant and agree as follows:

          1. Exhibit E (Financial Covenants) is hereby deleted in its entirety and Exhibit E attached hereto is hereby inserted in lieu thereof.

          2. Subparagraph (c) of Paragraph 40 Security Deposit is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "(c) Notwithstanding anything to the contrary provided in this Lease, Tenant hereby agrees to deliver to Landlord the Letter of Credit required pursuant to Paragraph 40 of the Lease until such time that the Tenant achieves either of the following credit ratings: (1) a Baa3 credit rating from Moody's Corporation or (2) a BBB- credit rating from Standard & Poors Rating Group."

          3. Subparagraph (g) of Paragraph 42 Miscellaneous is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "(g) Notwithstanding anything to the contrary provided in this Lease, if BT (as defined on Exhibit E) consents to, waives or amends any provision, term or covenant in the BT Credit Agreement (as defined on Exhibit E) or the BT Loan Documents (as defined on Exhibit E), without consideration Landlord and the Lender (as hereinafter defined) shall be deemed to have consented to, waived or amended such similar provision, term or covenant in this Lease (without the necessity of executing a consent, waiver or amendment to this Lease) as of the effective date of BT's consent, waiver or amendment; provided, however, that Tenant shall provide Landlord and PFL Life Insurance Company (the "Lender") written notice of such consent, waiver or amendment. If Tenant does provide BT consideration of any nature for such consent, waiver or amendment, then Tenant shall provide Landlord and the Lender written notice of such consent, waiver or amendment and Landlord and the Lender shall have a period of twenty (20) days within which to approve or reject such consent, waiver or amendment.

          4. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

          5. Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain in full force and effect and shall be binding upon Landlord and Tenant and their respective successors and assigns.

          6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          WITNESS the due execution hereof the day and year first above written.

                                        LANDLORD:

                                        NEOSERV (CO) QRS 10-13, INC.

                                        By:    /s/ SEAN SOVAK
                                           -------------------------------
                                        Title: Vice President
                                              ----------------------------


                                        NEOSERV (CO) QRS 11-8, INC.

                                        By:    /s/ SEAN SOVAK
                                           -------------------------------
                                        Title: Vice President
                                              ----------------------------


                                        TENANT:

                                        NEODATA SERVICES, INC.

                                        By:    /s/ NICHOLAS J. CUCCARO
                                           -------------------------------
                                        Title: Sr. Vice President and CFO
                                              ----------------------------

                              CONSENT OF GUARANTOR

          Neodata Corporation, a Delaware corporation, hereby consents to the Third Amendment to Amended and Restated Lease Agreement and agrees that for purposes of the Amended and Restated Guaranty and Suretyship Agreement, dated as of June 8, 1994, pursuant to which Guarantor guaranteed the obligations of Tenant under the Lease, the term "Lease" shall mean the Lease as amended by this Third Amendment to Amended and Restated Lease Agreement.

                                        NEODATA CORPORATION


                                        By:    /s/ NICHOLAS J. CUCCARO
                                           -------------------------------
                                        Title: Sr. Vice President and CFO
                                              ----------------------------

                               CONSENT OF LENDER

          PFL Life Insurance Company, an Iowa corporation (the "Lender"), the Lender under that certain Assignment of Leases, Rents and Income, dated December 13, 1994, from Neoserv (CO) QRS 10-13, Inc. and Neoserv (CO) QRS 11-8, Inc. to the Lender, hereby consents to the Third Amendment to Amended and Restated Lease Agreement.

                                        PFL LIFE INSURANCE COMPANY


                                        By:    /s/ LINDSAY SCHUMACHER
                                           -------------------------------
                                               Lindsay Schumacher
                                        Title: Vice President
                                              ----------------------------

                                                                       EXHIBIT E



                              FINANCIAL COVENANTS

          1. Definitions. In addition to the terms defined elsewhere in this Lease, the following terms used in this Exhibit E shall have the following meanings:

          "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, Tenant; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Tenant; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Tenant. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agent" means BT or its successor appointed pursuant to the BT Credit Agreement.

          "BT" means Bankers Trust Company.

          "BT Closing Date" means the closing date of the BT Credit Agreement.

          "BT Credit Agreement" means that certain Credit Agreement dated as of January 31, 1997 among Holdings, Tenant, the various bank parties thereto from time to time, and BT, as amended, supplemented, modified or restated from time to time.

          "BT Lender" or "BT Lenders" means BT and each of the other financial institutions listed on the signature pages to the BT Credit Agreement, together with their respective successors and permitted assigns pursuant to the BT Credit Agreement.

          "BT Loan" or "BT Loans" means an advance or advances under the BT Credit Agreement.

          "BT Loan Documents" means the BT Credit Agreement and all other notes, security documents, instruments, documents and agreements delivered concurrently with the BT Credit Agreement or at any time thereafter to or for the benefit of Agent or any BT

Lender to evidence the repayment of the BT Loans, to set forth agreements governing the BT Loans, or to secure or guaranty the BT Loans; excluding however, the EDS Documents and all Senior Note Documents.

          "BT Loan Party" means, collectively, Tenant and any other Person (other than Agent or any BT Lender) which is or becomes a party to any BT Loan Document.

          "BT Obligations" means all obligations, liabilities, and indebtedness of every nature of each BT Loan Party from time to time owed to Agent or any BT Lender under the BT Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable pursuant to the BT Loan Documents.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

          "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause
(i) above, (iv) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) deposit accounts maintained in the ordinary course of business not in excess of $100,000 at any single institution.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Tenant and its Consolidated Subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sale of assets other than inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Cash Interest Expense for such period.

          "Consolidated Net Cash Interest Expense" shall mean, for any period, without duplication, total cash interest expense (including that attributable to Capital Lease in accordance with GAAP) of Tenant and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Tenant and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges paid with respect to letters of credit and bankers acceptance financing and net cost under interest rate protection agreements, but excluding the amortization of any deferred financing costs net of the total consolidated cash interest income of Tenant and its Consolidated Subsidiaries for such period.

          "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Tenant and its Consolidated Subsidiaries determined in accordance with GAAP; provided that for purposes of this definition, the net after tax income of any Subsidiary of Tenant that is not a Wholly-Owned Subsidiary of Tenant shall be included in Consolidated Net Income in an amount equal to the percentage equity ownership (direct or indirect) of Tenant in such non-Wholly-Owned Subsidiary multiplied by the net after tax income of such non-Wholly-Owned Subsidiary.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes. Notwithstanding anything to the contrary contained in this Lease (and except for purposes of the definition of Unrestricted Subsidiary), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Tenant or any of its other Subsidiaries for purposes of this Lease.

          "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated of determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Dividend" shall have the meaning set forth in the BT Loan Agreement.

          "EDS" means Electronic Data Systems Corporation.

          "EDS Agreement" shall have the meaning set forth in the BT Credit Agreement.

          "EDS Documents" means the EDS Agreement and all other documents, agreements and instruments executed pursuant to the terms of such agreement.

          "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any BT Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any BT Loan Party or any current ERISA Affiliate (or by any former ERISA Affiliate, but only with respect to such period such Person was an ERISA Affiliate or if a BT Loan Party would be deemed a contributing sponsor of such plan under Section 4069 of ERISA).

          "Existing Indebtedness" shall mean the Indebtedness listed on
Schedule 1 attached hereto.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on January 31, 1997 and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "Fiscal Year" means a twelve month period ending on the last day of June in each year.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or the Securities and Exchange Commission that are applicable to the circumstances as of the date of determination.

          "Holdings" means Neodata Corporation, a Delaware corporation.

          "Holdings Tax Allocation Agreement" shall mean the Tax Sharing Agreement, dated May 5, 1993, among Holdings, the Tenant and certain Subsidiaries of Holdings noted on the signature pages thereto.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement and Other Hedging Agreements or under any similar type of agreement.

          "Indenture" means that certain Indenture dated as of May 5, 1993 between Tenant and Ameritrust Texas National Association, as Trustee.

          "Interest Rate Protection Agreement" shall mean any interest swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "IRC" means the Internal Revenue Code of 1986.

          "Lease Obligations" means all monetary obligations and all other obligations of Tenant under this Lease.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Tenant on an individual basis or on the BT Loan Parties taken as a whole or (b) the impairment of the ability of Tenant to perform its obligations under this Lease.

          "Meredith Note" shall have the meaning set forth in the BT Credit Agreement.

          "Monitoring Agreements" shall mean, collectively, (i) the Financial Advisory Agreement, dated as of August 22, 1990, by and among Tenant, Holdings and Hicks, Muse & Co. Incorporated and (ii) the Financial Advisory Agreement, dated as of August 20, 1990, by and among Tenant, Holdings and Wand/Neodata Investments, L.P. in each case as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          "NSL" shall mean Neodata Services Limited, a corporation organized under the laws of Ireland.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness pursuant to the BT Loans) which is secured by the respective assets which were sold, and the estimated magical increase in income taxes which will be payable by Tenant's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Tenant determines in good faith should be reserved for post-closing adjustments (to the extent Tenant delivers to Landlord a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Tenant or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Tenant and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Permitted Encumbrances" shall mean the same as "Permitted Liens" set forth in Section 2 hereof.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, trust, or other enterprise, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Public Equity Offering" means an underwritten primary public offering of the common stock of Tenant or Holdings pursuant to an effective registration statement under the Securities Act of 1933.

          "Reinvestment Assets" shall mean any assets to be employed in the business of Tenant and its Subsidiaries in compliance with this Lease.

          "Related Business" shall mean the outsourced product and management support service business conducted by Tenant and its Subsidiaries (or, if the reference is to an Unrestricted Subsidiary, by such Unrestricted Subsidiary) and any and all related business in support of and ancillary to or reasonably related to such outsourced product and management support services business.

          "Related Transactions" means the execution and delivery of the Related Transactions Documents, the funding of each borrowing under the Revolving Loans (as defined in the BT Credit Agreement) and the offering of the Senior Notes and the sale thereof.

          "Related Transactions Documents" means the BT Loan Documents, the EDS Documents, the Senior Note Documents and any other documentation implementing or governing any of the Related Transactions.

          "Senior Notes" shall mean Tenant's 12% Senior Deferred Coupon Notes due 2003, as the save may be amended, modified or supplemented from time to time.

          "Senior Note Documents" means the Indenture and the Senior Notes, and all other instruments, agreements, and documentation delivered concurrently therewith or at any time thereafter to evidence the repayment of the Senior Notes or to set forth agreements governing the Senior Notes.

          "Specified Properties" shall mean the Tenant's facilities currently located at (x) 833 West South Boulder Road, Louisville, Colorado 80027 and (y) 200 Eighth Street, N.W., Clarion, Iowa 50525.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such Person and (ii) any partnership association, joint venture or other entity in which such person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Tenant or any of its other Subsidiaries for purposes of this Agreement.

          "Test Period" shall mean, for any determination, the four consecutive fiscal quarters then last ended (taken as one accounting period).

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Colorado.

          "Unrestricted Subsidiary" shall mean any Subsidiary of Tenant that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by Tenant, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. Tenant may designate any Person to be an Unrestricted Subsidiary if (a) no default or event of default is existing or will occur as a consequence thereof under the BT Credit Agreement, (b) either (x) such Subsidiary, at the time of designation thereof, has no assets (except assets which could be invested in such Unrestricted Subsidiary at the time of designation as described in the immediately succeeding sentence) or (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of the acquisition thereof by Tenant, in the case of Subsidiaries acquired after the BT Closing Date and (c) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, Tenant or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation shall also be deemed to constitute an investment pursuant to Section 6(xii) in an amount equal to the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which investment must be permitted to be made in accordance with the requirements of Section 6(xii), unless the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by Tenant and its Subsidiaries to effect such acquisition shall be included as such an investment. Tenant may designate any Unrestricted Subsidiary to be Subsidiary, provided that no default or event of default is existing or will occur as a consequence thereof. Each such designation shall be evidenced by filing with the Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an authorized officer certifying that such designation complied with the foregoing conditions.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          2. Liens. Tenant will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Tenant or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Tenant or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 2 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

          (ii) Liens in respect of property or assets of the Tenant or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Tenant's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Tenant or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the date hereof, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Tenant or any of its Subsidiaries;

          (iv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (v) Liens created pursuant to the BT Loan Documents;

          (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Tenant and its Subsidiaries taken as a whole;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 5, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Tenant or any Subsidiary of the Tenant;

          (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Tenant or any of its Subsidiaries at the time of acquisition thereof by the Tenant or any such Subsidiary or within 150 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, and all renewals, replacements and extensions thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $2,000,000 at any time outstanding and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Tenant or such Subsidiary;

          (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Tenant or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Tenant or any of its Subsidiaries in the ordinary course of business;

          (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause
     (xiii));

          (xii) statutory and contractual landlords' liens under leases to which the Tenant or any of its Subsidiaries is a party;

          (xiii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and (z) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to clauses (y) and (z) shall not exceed $1,000,000 in the aggregate;

          (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Lease;

          (xv) Liens in favor of a banking institution arising as matter of law encumbering the deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Tenant or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Tenant and its Subsidiaries prior to the date hereof;

          (xvii) deposits made to secure statutory obligations in the form of excise taxes;

          (xviii) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Tenant or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Tenant and its Subsidiaries prior to the date hereof;

          (xix) Liens on cash collateral not to exceed $500,000 arising in connection with Other Hedging Agreements permitted under Section 6(iii);

          (xx) Liens on one (but not both) Specified Property arising pursuant to, and created as a result of, a sale-leaseback transaction permitted pursuant to Section 3(xiii); and

          (xxi) Liens not otherwise permitted by the foregoing clauses (i) through (xx) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $1,500,000 in the aggregate at any time outstanding.

          3. Consolidation. Merger, Purchase or Sale of Assets, etc. Tenant will not, and will not permit its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any time except with the Landlord's prior written consent) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Tenant and its Subsidiaries shall be permitted to the extent not in violation of Section 8;

          (ii) each of the Tenant and its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and
     (y) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) which are not reinvested to acquire Reinvestment Assets in accordance with this Lease shall not exceed $1,000,000 in any Fiscal Year;

          (iii) sales of assets the Net Sale Proceeds of which are used to acquire Reinvestment Assets in accordance with this Lease;

          (iv) investments may be made to the extent permitted by Section 6;

          (v) each of the Tenant and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 5);

          (vi) each of the Tenant and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including, without limitation, sales or transfers of inventory by the Tenant to its Subsidiaries so long as at fair market value);

          (vii) so long as no Default or Event of Default then exists or would result therefrom, Tenant and its Wholly-Owned Subsidiaries (other than NSL) may acquire the capital stock or assets of any Person provided that
     (x) any such acquisition is for at least a majority of the capital stock or all or substantially all of the business of, or an operating division or a business unit, of such Person (each such acquisition permitted by this clause (vii), a "Permitted Section 3(vii) Acquisition") and (y) the aggregate amount expended pursuant to this clause (vii) does not exceed $10,000,000 at any time minus the aggregate amount of investments made by Tenant or any of its Wholly-Owned Subsidiaries pursuant to Section 6(xiii), it being understood that if any such Permitted Section 3(vii) Acquisitions are made by Holdings, the Tenant may Dividend, advance or loan such amount to Holdings so long as the aggregate amount of all such Dividends, advances and loans does not exceed the limitation set forth above;

          (viii) the Tenant and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (x) which are overdue or (y) which the Tenant may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

          (ix) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

          (x) license or sublicenses by the Tenant and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Tenant or any Subsidiary;

          (xi) the Tenant or any Wholly-Owned Subsidiary of the Tenant may transfer assets to or lease assets to or acquire or lease assets from the Tenant or any other Wholly-Owned Subsidiary so long as the aggregate fair market value of all assets transferred or leased pursuant to this clause
     (xi) does not exceed $500,000;

          (xii) any Wholly-Owned Subsidiary of the Tenant may be merged into the Tenant (as long as the Tenant is the surviving corporation of such merger) or any other Wholly-Owned Subsidiary of the Tenant; and

          (xiii) so long as no Event of Default is in existence at the time the respective sale-leaseback transaction is effected or would exist immediately after giving effect thereto, the Tenant may enter into a sale-leaseback transaction in respect of either (but not both) of the Specified Properties so long as (x) such sale is for cash and at fair market value (as determined in good faith by management of the Tenant),
     (y) the cash consideration is received at the time of the closing of such transaction, and (z) the documentation with respect to such transaction is reasonably satisfactory to the Landlord.

          4. Dividends. Tenant shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Tenant or any of its Subsidiaries, except that:

          (i) any Subsidiary of the Tenant may pay Dividends to the Tenant or any Wholly-Owned Subsidiary of the Tenant;

          (ii) the Tenant may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses, incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses), provided that the aggregate amount of cash Dividends paid pursuant to this clause
     (ii) shall not exceed $250,000 during any Fiscal Year;

          (iii) the Tenant may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings, provided that any refund shall be promptly returned by Holdings to the Tenant;

          (iv) the Tenant may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, management fees or executive compensation to the extent such management fees or executive compensation are permitted by Section 7(iv);

          (v) so long as no Event of Default then exists or would result therefrom, the Tenant may pay cash Dividends to Holdings for the purpose of enabling Holdings to pay the fees owing under the Monitoring Agreements;

          (vi) the Tenant may pay cash Dividends to Holdings for the purpose of enabling Holdings to repurchase its common stock or options to purchase its common stock, so long as all proceeds thereof are promptly used by Holdings to make such purchases;

          (vii) so long as no Event of Default then exists or would result therefrom, the Tenant may pay cash Dividends to Holdings for the purpose of enabling Holdings to make payments on the Meredith Note, provided that the amounts of such payments do not exceed the amount necessary for the payment of scheduled principal and interest thereon; and

          (viii) the Tenant may pay cash Dividends to Holdings for the purpose of enabling Holdings to make Permitted Section 3(vii) Acquisitions or investments permitted by Section 6(xiii), provided the amount of such Dividends is permitted by Section 3(vii) or 7(xiii), as the case may be.

          5. Indebtedness. Tenant will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Lease and the other BT Loan Documents;

          (ii) Indebtedness of Tenant pursuant to the Senior Note Documents in an aggregate principal amount not to exceed $163,000,000 at any time outstanding;

          (iii) Existing Indebtedness shall be permitted, and any refinancings or renewals thereof so long as any such refinancing or renewal (x) shall not exceed the principal amount of such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof, and (y) shall be on terms and conditions (including, without limitation, with respect to the obligor and guarantors, if any, in respect of such Existing Indebtedness, amortization schedules, interest rates, redemption provisions, covenants, defaults, security and remedies) no less favorable to the Tenant and its Subsidiaries than the terms and conditions of the Existing Indebtedness so refinanced or renewed;

          (iv) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (v) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements;

          (vi) Indebtedness evidenced by Capitalized Lease obligations to the extent permitted pursuant to Section 8;

          (vii) intercompany Indebtedness of any Wholly-Owned Subsidiary of Holdings owing to the Tenant or any other Wholly-Owned Subsidiary of Holdings, or of the Tenant owing to any Wholly-Owned Subsidiary of Holdings, to the extent permitted by Section 6;

          (viii) Indebtedness of any Wholly-Owned Subsidiary of the Tenant to the Tenant or another Wholly-Owned Subsidiary of the Tenant constituting the purchase price in respect of intercompany transfers of goods made in the Ordinary course of business to the extent not constituting Indebtedness for borrowed money;

          (ix) Indebtedness subject to liens permitted under Section 2(viii);

          (x) Contingent Obligations of the Tenant or any subsidiary as a guarantor of the lessee under any lease pursuant to which the Tenant or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

          (xi) Indebtedness evidenced by Capitalized Lease obligations to the extent incurred pursuant to Section 3(xii);

          (xii) additional indebtedness not to exceed $5,000,000 in aggregate principal amount outstanding at any one time; and

          (xiii) accounts payable incurred by the Tenant and owing to NSL in existence on January 31, 1997 that arose from services rendered by NSL to the Tenant and accounts payable arising from time to time after January 31, 1997, consistent with past practices, incurred by the Tenant as a result of services rendered by NSL to the Tenant to the extent permitted by Section 7(ix), which accounts payable, at the time of the creation thereof, do not exceed the costs incurred by NSL (as determined on any reasonable basis) in providing the respective services to the Tenant; provided that the proceeds from any payments received by NSL are promptly used within ten (10) Business Days by NSL to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses.

          6. Advances, Investments and Loans. Tenant will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract or hold any cash or Cash Equivalents, except that the following shall be permitted:

          (i) the Tenant and its Subsidiaries may acquire and hold accounts receivables owing to any of them, it created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Tenant and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Tenant may enter into Interest Rate protection Agreements and Other Hedging Agreements to the extent permitted by Section 5;

          (iv) any Wholly-Owned Subsidiary of the Tenant may make intercompany loans and advances to the Tenant or any other Wholly-Owned Subsidiary of the Tenant, and the Tenant may make intercompany loans and advances to any Wholly-Owned Subsidiary of the Tenant, provided that the aggregate principal amount of all such loans and advances (determined without regard to any write-downs or writeoffs thereof) does not exceed $500,000 at any time outstanding;

          (v) the Tenant and it Subsidiaries may sell or transfer assets to each other to the extent permitted by Section 3;

          (vi) the Tenant may establish Subsidiaries to the extent permitted by
     Section 15;

          (vii) promissory notes and other similar non-cash consideration received by the Tenant and its Subsidiaries in connection with dispositions permitted by Section 3 so long as the aggregate principal amount thereof does not exceed $1,000,000 at any one time outstanding;

          (viii) the Tenant and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (ix) advances, loans and investments in existence on January 31, 1997 without giving effect to any additions thereto or replacements thereof, shall be permitted;

          (x) the Tenant and its Subsidiaries may make loans and advances to officers, employees and directors of Holdings and its Subsidiaries for moving, entertainment, travel and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $250,000 at any time;

          (xi) Permitted Section 3(vii) Acquisitions shall be permitted; and

          (xii) in addition to investments permitted by clauses (i) through
     (xi) above, Tenant and its Wholly-Owned Subsidiaries (other than NSL) may make additional investments, which may (but shall not be required to be) be made in Unrestricted Subsidiaries, in a Person in an aggregate amount which, when added to the aggregate amount expended on Permitted Section 3(vii) Acquisitions, does not exceed $10,000,000 at any time.

          7. Transactions with Affiliates. Tenant will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section 4;

          (ii) loans may be made and other transactions may be entered into between the Tenant and its Subsidiaries to the extent permitted by Sections 3, 5 and 6;

          (iii) customary fees may be paid to non-officer directors of Holdings;

          (iv) Holdings and its Subsidiaries may enter into employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business;

          (v) Holdings may make capital contributions to the Tenant;

          (vi) Holdings and its Subsidiaries may make payments under the Holdings Tax Allocation Agreement;

          (vii) Holdings and/or the Tenant may make payments in connection with the Monitoring Agreements;

          (viii) the Tenant may make payments required by the EDS Agreement;
     and

          (ix) the Tenant may make payments to NSL in respect of services rendered by NSL in accordance with past practices.

          8. Capital Expenditures. (a) Tenant will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any Fiscal Year the Tenant and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this
Section 8(a) does not exceed in any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:


Fiscal Year                                                   Amount
-----------                                                   ------
1997                                                       $14,000,000
1998                                                       $12,000,000
1999                                                       $12,000,000
2000                                                       $12,000,000
2001                                                       $12,000,000
2002                                                        $7,000,000

          (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that the aggregate amount of Capital Expenditures made by the Tenant and its Subsidiaries in any Fiscal Year are less than the amount set forth above with respect to such Fiscal Year, up to 50% of the amount of such difference may be carried forward and used to make Capital Expenditures in the immediately succeeding Fiscal Year.

          (c) In addition to the Capital Expenditures permitted by the preceding clauses (a) and (b), Tenant and its Subsidiaries may make additional Capital Expenditures to the extent permitted under the BT Credit Agreement.

          9. Minimum Consolidated Interest Coverage Ratio. Tenant will not permit the Consolidated Interest Coverage Ratio for any Test Period (taken as one accounting period) ended on the last day of a fiscal quarter of the Tenant described below to be less than the amount set forth opposite such fiscal quarter below:


     Fiscal Quarter Ended
            Closest
     to the  Last-Day In                         Ratio
     -------------------                         -----
       June, 1997                               1.20:1.00
       September, 1997                          1.20:1.00
       December, 1997                           1.30:1.00
       March, 1998                              1.35:1.00
       June, 1998                               1.45:1.00
       September, 1998                          1.45:1.00
       December, 1998                           1.55:1.00
       March, 1999                              1.65:1.00
       June, 1999                               1.70:1.00
       September, 1999                          1.75:1.00
       December, 1999                           1.80:1.00
       March, 2000                              1.90:1.00
       June, 2000                               1.95:1.00
       September, 2000                          2.00:1.00
       December, 2000                           2.05:1.00


       March, 2001                              2.15:1.00
       June,  2001                              2.25:1.00
       September, 2001                          2.30:1.00
       December, 2001 and thereafter            2.35:1.00

          10. Minimum Consolidated EBITDA. Tenant shall not permit Consolidated EBITDA for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter of Tenant set forth below to be less than the amount set forth opposite such fiscal quarter below:



     Fiscal Quarter Ended
          Closest
     to the Last Day In                   Amount
     -------------------                  ------
     June, 1997                         $29,000,000
     September, 1997                    $30,000,000
     December, 1997                     $32,000,000
     March, 1998                        $34,000,000
     June, 1998                         $35,500,000
     September, 1998                    $36,500,000
     December, 1998                     $38,500,000
     March, 1999                        $40,500,000
     June, 1999                         $42,000,000
     September, 1999                    $42,000,000
     December, 1999                     $43,000,000
     March, 2000                        $45,500,000
     June, 2000                         $47,500,000
     September, 2000                    $48,500,000
     December, 2000                     $50,000,000
     March, 2001                        $52,000,000
     June, 2001                         $53,500,000
     September, 2001                    $54,500,000
     December, 2001 and thereafter      $56,500,000

          11. Limitation on Modifications of Indebtedness and Payments of
Indebtedness: Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Tenant will not, and will not permit any of its Subsidiaries to (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness, the Senior Note Documents, the Holdings Tax Allocation Agreement, the Monitoring Agreements, the EDS Agreement or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the Existing Indebtedness which do not in any way materially adversely affect the interests of the Landlord, (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Existing Indebtedness or the Senior Note Documents, or (iii) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders' agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way materially adversely affect the interest of the Landlord.

          12. Limitation on Certain Restrictions on Subsidiaries. Tenant will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Tenant or any Subsidiary of Tenant, or pay any Indebtedness owed to Tenant or a Subsidiary of Tenant, (b) make loans or advances to Tenant or any of Tenant's Subsidiaries or (c) transfer any of its properties or assets to Tenant, the Tenant or any other Subsidiary, except for such encumbrances or restrictions existing; under or by reason of (i) applicable law, (ii) this Lease and the BT Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Tenant or a Subsidiary of the Tenant and
(iv) customary provisions restricting assignment of any licensing agreement entered into by the Tenant or a Subsidiary of the Tenant in the ordinary course of business.

          13. Limitation on Issuance of Capital Stock. Tenant shall not issue, or permit any of its Subsidiaries to issue (i) any preferred stock or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Landlord in its sole discretion, provided that Subsidiaries formed after January 31, 1997 pursuant to Section 15 may issue capital stock to the Tenant or the Subsidiary of the Tenant which is to own such stock.

          14. Changes in Business. The Tenant and its Subsidiaries will not engage in any business other than the business engaged in by them as of January 31, 1997 and activities directly related thereto, and businesses complementary to the business or similar or related businesses.

          15. Limitation on Creation of Subsidiaries. Tenant shall not, and shall not permit any Subsidiary to, establish create or acquire any additional Subsidiaries without the prior written consent of the Lender.

                                  SCHEDULE I

                             Existing Indebtedness

1.   Capital Leases:


              Lessor                       Outstanding Balance as of
              ------                       -------------------------
12/31/96
--------
          Siemens Credit Corp.                 $         13,780
          Bell & Howell                        $         13,133
          Siemens Credit Corp.                 $        275,952
          Bell & Howell                        $         17,522
          Northland Financial                  $      7,196,089
          Northland Financial                  $     13,008,134
          Ireland                              $          6,070

2.   Fredericksburg Mortgage - $1,383,946 outstanding as of December 31, 1996.

3. Master Agreement for Neodata Services by and between NEODATA SERVICES, INC. and MEREDITH CORPORATION - $3,987,022 outstanding as of December 31, 1996.

4. Lease Agreement by and between NEODATA SERVICES, INC., as Tenant, and PRATT PARTNERSHIP, as Landlord, pertaining to premises located at 1800 and 1844 Nelson Road, Longmont, Colorado.

5.   The BT Credit Agreement.

6.   The Senior Notes.


                                      26